Exhibit 5.1

HOGAN & HARTSON

L.L.P.

COLUMBIA SQUARE
555 THIRTEENTH STREET, NW
WASHINGTON, DC 20004-1109
TEL (202) 637-5600
FAX (202) 637-5910
WWW.HHLAW.COM

December 21, 2005

Board of Trustees

Republic Property Trust

1280 Maryland Avenue, SW

Suite 280

Washington, D.C. 20024

Ladies and Gentlemen:

We are acting as counsel to Republic Property Trust, a Maryland real estate investment trust (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the registration of 2,500,000 of the Company’s common shares of beneficial interest, par value $.01 per share (the “Shares”), to be issued from time to time pursuant to the Company’s 2005 Omnibus Long-Term Incentive Plan (the “Plan”).  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

1.             An executed copy of the Registration Statement.

2.             A copy of the Plan, as certified by an Officer of the Company on the date hereof as being complete, accurate and in effect.

3.             The Amended and Restated Declaration of Trust of the Company, as certified by the Maryland State Department of Assessments and Taxation (“MSDAT”) on December 19, 2005 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the “Declaration of Trust”).

4.             The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the “Bylaws”).

5.             Certain resolutions of the Board of Trustees of the Company adopted by unanimous written consent and dated December 13, 2005, and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect relating to, among other things, the authorization of the Registration Statement, the adoption of the Plan and certain arrangements in connection therewith.

6.             Certain resolutions of the sole shareholder of the Company, adopted by unanimous written consent and dated December 13, 2005, and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies).  We also have assumed that the Shares will not be issued in violation of the ownership limit in the Company’s Amended and Restated Declaration of Trust.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the applicable provisions of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, and applicable provisions of the

Maryland General Corporation Law, as amended.  We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.  As used herein, the terms “Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended” and “Maryland General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the provisions of the Plan, will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof.  We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan & Hartson L.L.P.
HOGAN & HARTSON L.L.P.